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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                ---------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 1, 2000
Date of earliest event reported:  August 30, 2000


                              AXA FINANCIAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



      Delaware               1-11166                13-3623351
-------------------   -----------------------  -----------------------
  (State or other    (Commission File Number)     (IRS Employer
  jurisdiction of                               Identification No.)
   incorporation)


     1290 Avenue of the Americas
         New York, New York                          10104
   -------------------------------                 ----------
   (Address of principal executive                 (Zip Code)
              offices)

                                (212) 554-1234
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             (Registrant's telephone number, including area code)

                                     None
-------------------------------------------------------------------------------
            (Former name or address, if changed since last report)





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ITEM 5.     OTHER EVENTS

     AXA Financial, Inc. (NYSE: AXF) announced on August 30, 2000 that it had reached agreement to sell majority owned Donaldson, Lufkin & Jenrette, Inc. (NYSE: DLJ), its investment banking subsidiary, to Credit Suisse First Boston
(CSFB), a subsidiary of Credit Suisse Group.


     On a fully diluted basis, the transaction is valued at $13.4 billion or $90.00 per share and at 18.2x full year 2000 consensus earnings estimates. AXA Financial owns 70% or about 88.6 million shares of the primary outstanding shares of DLJ and will realize pre-tax proceeds of about $8 billion for pre-tax gains of approximately $6.2 billion for tax purposes and approximately $5 billion under GAAP.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.

                                    AXA FINANCIAL, INC.
                                    (Registrant)

                                    By  /s/    RONALD R. QUIST
                                        --------------------------------
                                        Name:  Ronald R. Quist
                                        Title: Vice President and
                                                Assistant Treasurer

DATE:  September 1, 2000

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